SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) April 30, 1996



                                BIG O TIRES, INC.

             (Exact name of registrant as specified in its charter)




    Nevada                           0-12964                      87-0392481
- ------------------              ----------------              -----------------
(State or other                 (Commission File              (I.R.S. Employer
 jurisdiction                    No.)                          Identification
 of incorporation)                                             No.)




11755 East Peakview Avenue, Englewood, Colorado                        80111
- -----------------------------------------------                     ----------
  (Address of principal executive offices)                          (Zip Code)




          Registrant's telephone number including area code: (303) 790-2800

ITEM 5.           OTHER EVENTS.

     Effective April 30, 1996, Big O Tires, Inc. (the "Company") entered into an Agreement and Plan of Merger ("Merger Agreement") with TBC Corporation ("TBC") and TBCO Acquisition, Inc. ("TBCO"). The Merger Agreement provides that TBC, through its subsidiary, TBCO, will acquire the Company in a merger in which the Company's stockholders will receive a cash price of $16.50 per share of the Company's Common Stock. The cash price is subject to a possible reduction based on a final tabulation of transaction costs and other expenses, which is not expected to result in a material adjustment. The merger is subject to certain regulatory approvals and the approval of the Company's stockholders. Among other conditions, the consummation of the merger also is subject to TBC obtaining satisfactory financing.

     Effective April 30, 1996, prior to executing the Merger Agreement, the Company also amended the Rights Agreement dated August 26, 1994 between the Company and Interwest Transfer Co., Inc., to specifically exclude from the definition of an "Acquiring Person," TBC, TBCO, and any other person who may be deemed to be the beneficial owner of the Company's Common Stock because of the execution and delivery of the Merger Agreement, so long as such persons are not the beneficial owners of any capital stock of the Company other than (a) pursuant to the Merger Agreement, (b) Common Stock owned by such persons prior to April 30, 1996, (c) Common Stock acquired by any of such persons from any other of such persons, (d) Common Stock or other securities acquired by such persons in transactions or types of transactions that are approved in advance by the Investment Committee of the Board of Directors of the Company and (e) Common Stock other than as described above not exceeding 1% of the shares of Common Stock then outstanding; and any other person that beneficially owns Common Stock as of April 30, 1996, but does not thereafter become the beneficial owner of any additional Common Stock exceeding 1% of the shares of Common Stock then outstanding. The Rights Agreement was filed as Exhibit 1 to the Company's Current Report on Form 8-K dated September 2, 1994. An Amendment dated as of July 24, 1995, to the Rights Agreement was filed as Exhibit 10.2 to the Company's Current Report on Form 8-K dated July 25, 1995.

     Effective April 30, 1996, the Company entered into agreements with John E. Siipola, the Chairman of the Company, and with Horst K. Mehlfeldt, the Vice
Chairman of the Company, that provide that if the above described merger is consummated, Messrs. Siipola and Mehlfeldt will resign their positions with the Company and will receive lump sum payments of $208,613 and $186,654, respectively, rather than fifteen (15) months of severance pay in accordance with the Company's previously adopted Executive Management Severance Pay Policy. In addition, the Company agreed that the Company would repurchase the 66,648 units under each of the Stock Appreciation Rights Agreements of Messrs. Siipola and Mehlfeldt for a total amount of $174,951 each and that the Company would continue to provide medical and dental insurance benefits to Messrs. Siipola and Mehlfeldt and their eligible dependents for fifteen (15) months after the effective date of the merger or until they obtain other employment, whichever is earlier. The agreements also provide that the stock options held by Messrs. Siipola and Mehlfeldt will be repurchased in accordance with the Merger Agreement.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

     (10.1) Agreement and Plan of Merger dated as of April 30, 1996, between TBC Corporation, a Delaware corporation, TBCO Acquisition, Inc., a Nevada corporation and a wholly-owned subsidiary of TBC Corporation, and Big O Tires, Inc. The Exhibits (Form of Indemnification Agreement and Form of Opinion) and the Disclosure Certificate to the Agreement and Plan of Merger are not being filed. The Company agrees to furnish supplementally copies of these documents to the Securities and Exchange Commission upon request.

     (10.2) Amendment No. 2 to Rights Agreement dated as of April 30, 1996, between Big O Tires, Inc., a Nevada corporation and Interwest Transfer Co., Inc., a Utah corporation, as the Rights Agent.

     (10.3) Separation Agreement dated April 30, 1996, between John E. Siipola and Big O Tires, Inc.

     (10.4) Separation Agreement dated April 30, 1996, between Horst K. Mehlfeldt and Big O Tires, Inc.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    May 7, 1996
                                                 BIG O TIRES, INC.



                                                 By /s/ Philip J. Teigen
                                                 -------------------------------
                                                 General Counsel and Secretary

                                  EXHIBIT INDEX

Exhibit        Description                                              Page No.
- -------        -----------                                              -------

(10.1) Agreement and Plan of Merger dated as of April 30, 1996, between TBC Corporation, a Delaware corporation, TBCO Acquisition, Inc., a Nevada corporation and a wholly-owned subsidiary of TBC Corporation, and Big O Tires, Inc. The Exhibits (Form of Indemnification Agreement and Form of Opinion) and the Disclosure Certificate to the Agreement and Plan of Merger are not being filed. The Company agrees to furnish supplementally copies of these documents to the Securities and Exchange Commission upon request.

(10.2) Amendment No. 2 to Rights Agreement dated as of April 30, 1996, between Big O Tires, Inc., a Nevada corporation and Interwest Transfer Co., Inc., a Utah corporation, as the Rights Agent.

(10.3) Separation Agreement dated April 30, 1996, between John E. Siipola and Big O Tires, Inc.

(10.4) Separation Agreement dated April 30, 1996, between Horst K. Mehlfeldt and Big O Tires, Inc.